UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

W&E Source Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52276	98-0471083
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

113 Barksdale Professional Center
Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 722-6266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 5, 2016, the Company entered into Debt Conversion Agreements (the “Agreements”) with each of Lin Li and Youzhe Li, who were each creditors to the Company with total outstanding balances of $25,920 (the “Lin Li Loan”) and $78,861 (the “Youzhe Li Loan” and, together with the Lin Li Loan, the “Loans”), respectively. Pursuant to the Agreements the Company agreed to issue an aggregate total of 19,051,091 shares of its common stock, $0.0001 par value per share (the “Shares”), at the conversion rate of $0.0055 per share as full payment for the Loans. Upon issuance and delivery of the Shares, the Loans shall be fully paid and the Company shall no longer have any obligations to the individuals under the Loans.

Lin Li is the sister of Mr. Feng Li, who is the husband of Hong Ba, the Company’s director, CEO and CFO.

ITEM 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report on Form 8-K, the Company will issue to Lin Li and Youzhe Li a total of 19,051,091 shares of the Company’s common stock, $0.0001 par value per share, pursuant to the Agreements. These shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of these shares was made pursuant to Regulation S under the Securities Act.

ITEM 4.01 Changes in Registrant's Certifying Accountant

(a) Resignation of Independent Registered Public Accounting Firm Previously Engaged as Principal Accountant

On August 5, 2016 the Company received notice from its independent registered public accounting firm CANUSWA Accounting & Tax Services Inc. (“CANUSWA”) that it had resigned effective August 5, 2016.

The reports of CANUSWA regarding the Company’s financial statements for the fiscal year ended June 30, 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of CANUSWA on the Company’s financial statements for the fiscal year ended June 30, 2015 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

From the date of CANUSWA’S appointment and during the year ended June 30, 2015, and during the period from June 30, 2015 to August 5, 2016, the effective date of resignation, (i) there were no disagreements with CANUSWA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CANUSWA would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided CANUSWA with a copy of the foregoing disclosures and requested that CANUSWA furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Certifying Accountant

Effective August 6, 2016, the Board of Directors of the Company engaged TAAD LLP as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2016.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of TAAD LLP, the Company (a) has not engaged TAAD LLP as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the

Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with TAAD LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by TAAD LLP concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Debt Conversion Agreement between the Company and Lin Li dated August 5, 2016
10.2	Debt Conversion Agreement between the Company and Youzhe Li dated August 5, 2016
16.1	Letter from CANUSWA Accounting & Tax Services Inc. dated August 9, 2016 to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

W&E Source Corp.

By:	/s/ Hong Ba
Hong Ba, Chief Executive Officer

Date: August 9, 2016